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                                                          Exhibit 11
                                                              to
                                                  Form 10-Q for the Quarterly
                                                Period Ended September 30, 1997



                                 CINCINNATI BELL INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
          Dollars in millions, except per share amounts; shares in thousands
                                     (Unaudited)

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

                                                              Three Months          Nine Months
                                                           Ended September 30,   Ended September 30,
                                                           -------------------   -------------------
                                                             1997       1996       1997        1996
                                                           --------   --------   --------    --------
PRIMARY

Weighted average common shares outstanding . . . . . . .    135,898    134,715    135,695     134,299

Net effect of stock options, if dilutive, based on
  the treasury stock method using the average
  market price . . . . . . . . . . . . . . . . . . . . .      1,775      3,246      1,903       2,992
                                                           --------   --------   --------    --------
Total shares for computing primary earnings
  per share. . . . . . . . . . . . . . . . . . . . . . .    137,673    137,961    137,598     137,291
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

Net income . . . . . . . . . . . . . . . . . . . . . . .   $   51.8   $   46.9   $  163.2    $  133.4
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

Net income per share . . . . . . . . . . . . . . . . . .   $    .38   $    .34   $   1.19    $    .97
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

FULLY DILUTED

Weighted average common shares outstanding . . . . . . .    135,898    134,715    135,695     134,299

Net effect of stock options, if dilutive, based on
  the treasury stock method using the greater
  of average or period - end market price. . . . . . . .      1,775      3,418      1,904       3,418

Total shares for computing fully diluted earnings
  per share. . . . . . . . . . . . . . . . . . . . . . .    137,673    138,133    137,599     137,717
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

Net income . . . . . . . . . . . . . . . . . . . . . . .   $   51.8   $   46.9   $  163.2    $  133.4
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

Net income per share . . . . . . . . . . . . . . . . . .   $    .38   $    .34   $   1.19    $    .97
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------
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